Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of our report dated February 7, 2013 relating to the financial statements and the financial statement schedule of Levi Strauss & Co., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Francisco, California

April 25, 2013

PricewaterhouseCoopers LLP, Three Embarcadero Center, San Francisco, CA 94111-4004

T: (415) 498 5000, F: (415) 498 7100, www.pwc.com/us